                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1990 Stock Option Plan of Varco International, Inc. of our report dated February 15, 1996, with respect to the consolidated financial statements and schedule of Varco International, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP



Orange County
February 12, 1997